Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Data Systems & Software Inc. on Form S-3 (Registration No. 333-90017) of our report dated March 16, 1999 appearing in the Annual Report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP


New York, New York
December 8, 1999